EXHIBIT 10.1

ABOVENET, INC.

2011 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of the AboveNet, Inc. 2011 Equity Incentive Plan (the “Plan”) is to aid AboveNet, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of, and consultants to, the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the meanings set forth in this Section:

(a) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, or Other Stock- or Cash-Based Award, together with any related right or interest, granted to a Participant under the Plan.

(b) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary by separate written designation hereunder, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) that have been designated by the Participant in his or her most recent beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death as provided in writing to the Company.

(c) “Board” means the Company’s Board of Directors.

(d) “Cause” means Cause, or any comparable term, as defined in any employment or services agreement then in effect between the Participant and the Company, or in the absence of an effective employment or services agreement or a definition of Cause, or comparable term, Cause means any of the following events:

(i) fraud, misappropriation or embezzlement of funds or property by the Participant involving the Company or a Subsidiary;

(ii) the conviction or plea of no contest of the Participant in any jurisdiction for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Company or a Subsidiary, or their respective businesses or reputations; or

(iii) the Participant’s material misconduct in, or material neglect of, the performance of his or her material duties and responsibilities to the Company or a Subsidiary, or the Participant’s repeated violation of any reasonable specific written directions of the Company or a Subsidiary.

(e) “Change in Control” has the meaning specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to the listing guidelines of the New York Stock Exchange and the Company’s corporate governance documents. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. Except as required by law or under applicable stock exchange rules, the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means a Participant who the Committee determines is or may become a “covered employee” within the meaning of Section 162(m)(3) of the Code and the regulations issued thereunder for the year in which the vesting or settlement of a Performance Award may result in remuneration to the Participant that would not be deductible under Section 162(m) of the Code but for the designation of the Award granted hereunder as a Performance Award.

(i) “Disability” shall have the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Code”). To the extent that an Award is subject to, and not exempt from, Section 409A, and the occurrence of a Disability will result in the payment of such Award, the definition of Disability shall have the meaning set forth in Section 409A of the Code and the regulations issued thereunder.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 10(p).

(l) “Eligible Person” has the meaning specified in Section 5(a).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee, in accordance, where applicable, with the requirements of Section 422 and Section 409A of the Code. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(o) “Good Reason” means either of the following two events:

(i) the Company’s material breach of any provision of an applicable employment agreement which breach continues uncured for thirty-five (35) days after written notice thereof is given to the Company by the applicable Employee, or

(ii) a material relocation of the Employee’s principal place of employment from that in effect on the effective date of the applicable employment agreement, provided that the Company chooses not to rescind such relocation within thirty-five (35) days after written notice requesting that it be rescinded is given to the Company by the Employee.

   In both cases (i) and (ii), the notice of alleged breach or relocation must be provided to the Company within ninety (90) days of the initial existence of such condition and the Employee shall only have the right to terminate the employment agreement for Good Reason, if applicable, within six (6) months of the initial existence of such condition and only if such condition is not cured or rescinded, as the case may be, prior to such termination (which period shall not be fewer than thirty (30) days after notice of the Good Reason to terminate is provided to the Company).

(p) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q) “Other Stock- or Cash-Based Award” means an Award granted to a Participant under Section 6(h).

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments as determined by the Committee, based upon performance criteria specified by the Committee, including, without limitation, an annual cash incentive based on performance in a performance period of up to, and including or exceeding, one fiscal year.

(t) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

(u) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(v) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions, including a risk of forfeiture.

(w) “Restricted Stock Unit” or “RSU” means a right, granted to a Participant under Section 6(e), to receive Stock or cash, or a combination thereof at the end of a specified vesting period or, if deferral is permitted by the Committee and the terms of the Award, at such later deferral date, consistent with Section 409A of the Code, in accordance with the terms of such grant and/or upon the satisfaction of specified performance goals, all as specified by the Committee in the Award Agreement.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y) “Stock” means the Company’s common stock, $.01 par value, and any other equity securities that may be substituted for Stock pursuant to Section 10(c) and consistent with, where applicable, the requirements of section 409A.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(aa) “Subsidiary” means any corporation or other entity that is owned directly or indirectly by the Company such that it would constitute a member of a controlled group of corporations with the Company or a trade or business under common control with the Company within the meaning of Sections 414(b) and 414(c) of the Code.

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised, whether such Awards may be deferred, the dates on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (including on a Change in Control), the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price thereof may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee deems necessary or advisable for the administration and interpretation of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Delaware General Corporation Law, the

Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(c) Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,600,000 shares of Stock (the “Authorized Shares”), and shall also include the number of shares which become available in accordance with Section 4(b) after the Effective Date. Subject to adjustment as provided in Section 10(c), in no event may more than 500,000 shares of Stock be issued under the Plan pursuant to Options that qualify as “incentive stock options” as defined in Section 422 of the Code. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules.  The Committee may adopt reasonable counting procedures, consistent with the express provisions of this Section 4(b) and with the applicable requirements of the regulations under Section 422 of the Code, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Notwithstanding the preceding sentence: (i) shares of Stock that are potentially deliverable under an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares (other than pursuant to clause (2) in the following sentence) will not be counted as delivered under the Plan, and will remain available for delivery pursuant to Section 4(a) above; and (ii) shares of Stock delivered but subsequently forfeited such that those shares are returned to the Company will again be available for delivery pursuant to Section 4(a) above. Notwithstanding the foregoing, the following shares of Stock will be counted as delivered under the Plan, and will not again become available for delivery pursuant to Section 4(a) above: (1) shares of Stock tendered by a Participant as full or partial payment to the Company upon exercise of Options granted under the Plan; (2) shares of Stock reserved for issuance upon the grant of SARs under the Plan, to the extent that the number of reserved shares of Stock exceeds the number of shares of Stock actually issued upon exercise of the SARs; and (3) shares of Stock withheld by, or otherwise remitted to or purchased by, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or RSUs or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares of Stock under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

5. Eligibility and Certain Award Limitations.

(a) Eligibility.   Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any Subsidiary, which term shall include any common-law employee as well as any non-employee executive officer or non-employee director of the Company, or a Subsidiary, and any person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary, or (ii) a consultant, of the Company or any Subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan. Options intended to qualify as “incentive stock options” as defined in Section 422 of the Company may be granted only to an Eligible Person who is an employee (as determined under the statutory option rules of Section 421 et seq. of the Code) of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company.

(b) Per-Person Award Limitations.  In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m). Subject to Section 4(a) and subject to adjustment as provided in Section 10(c), an Eligible Person shall not be granted in excess of 200,000 shares of Stock (the “Annual Share Limit”) in any year during any part of which an Eligible Person is then eligible to receive grants under the Plan. In the case of any Awards denominated in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person shall not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds $10,000,000 (the “Annual Cash Limit”). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an Eligible Person’s Annual Share Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award at the maximum designated amount for such Awards, regardless of whether such amount or shares are in fact earned or paid. The Annual Share Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from, and not as a feature of, another Award.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and subject to the conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option, including both an incentive stock Option (“ISO”) and non-qualified stock Option, shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a re-pricing, (b) the amendment of outstanding Options to reduce the exercise price thereof, or (c) the cancellation in exchange for a cash payment any outstanding Options with an exercise price below the then current Fair Market Value. The preceding sentence shall not be construed to apply to: (i) issuing or assuming a stock option in a transaction to which section 424(a) applies, within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Treas. Reg. Section 1.409A-1(b)(5). No option shall be granted with reload rights.

(ii) Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or of any SAR granted in tandem with any Option, exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iii) ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code and the regulations issued thereunder.

(iv) 409A.  No Option shall have deferral features or shall be administered in a manner that would cause such Option to fail to qualify for exemption under Section 409A of the Code.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding SARs and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a re-pricing, or (b) the amendment of outstanding SARs to reduce the exercise price thereof, or (c) the cancellation in exchange for a cash payment any outstanding SARs with a measurement price per share below the then current Fair Market Value. The preceding sentence shall not be construed to apply to the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right, modification or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Treas. Reg. Section 1.409A-1(b)(5).

(ii) Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of a SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii) 409A.  Except where the Committee determines otherwise, no SAR shall have deferral features, or shall be administered in a manner that would cause such SAR to fail to qualify for exemption under Section 409A of the Code.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. The Committee may require that any certificates representing shares of Restricted Stock bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Committee may impose similar restrictions and conditions with respect to uncertificated shares of Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) RSUs.  The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(i) Award and Restrictions.  The Committee is authorized to grant Awards of Restricted Stock Units subject to such restrictions on transferability, vesting and other conditions, if any, as the Committee may impose, all of which shall be set forth in a Restricted Stock Unit Award Agreement.

(ii) Forfeiture.  Upon termination of employment with, or service to, the Company or any Subsidiary of the Company, during the period to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and accrued but unpaid dividend equivalents, if any, that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of death, disability, Change in Control or separation from service (except for cause); provided, however, that in the case of Restricted Stock Units that vest based on performance and are intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, such forfeiture conditions may lapse upon separation from service (for reasons other than death, disability or Change in Control), only to the extent that the performance goals are achieved.

(iii) Deferral of RSUs.  Only to the extent permitted by the Committee and the terms of an RSU Award (or any Performance Based Award under which an RSU Award may be granted), the Participant may elect to defer the delivery of shares of Stock or, as applicable, the cash, that otherwise would be due upon the satisfaction, lapse or waiver of restrictions with respect to such RSUs, by timely filing a deferral election in accordance with the terms of the plan governing such deferrals and in accordance with Section 409A of the Code and the regulations issued thereunder.

(iv) Dividend Equivalents on Vested RSUs.  If so provided in the terms of the RSU Award, with respect to each cash dividend or other distribution (if any) paid with respect to the Stock of the Company to holders of record on and after the grant date, dividend equivalents may be paid in an amount equal to the product of (i) the amount of such dividend or value of such other distribution paid with respect to one share of Stock, multiplied by (ii) the number of RSUs that have vested, and (iii) divided by the Fair Market Value of one share of Stock on the applicable dividend or distribution payment date for the dividend or other distribution. To the extent that an RSU Award is intended to be performance-based compensation for purposes of Code Section 162(m), no Dividend Equivalents shall be paid with respect to a RSU Award to the extent that performance goals are not achieved.

(v) 409A.  A Restricted Stock Unit Award that by its terms requires that distribution of the underlying shares be made no later than two and one-half (2½) months following the end of the fiscal year in which such vesting occurs is intended to be a short-term deferral exempt from Section 409A of the Code. To the extent that distribution of the shares of Stock that underlie a Restricted Stock unit will be delivered at a later date, or that the Participant may elect to defer the delivery of shares of Stock otherwise due upon the satisfaction or lapse of the restrictions applicable to the RSU, or that the RSU otherwise constitutes deferred compensation subject to Section 409A of the Code, such RSU shall conform to the applicable requirements of Section 409A of the Code and the regulations issued thereunder, including, without limitation, the regulations issued under Section 409A of the Code concerning the timing of deferral, the requirement that payment be made upon a specified time or fixed schedule, or permissible payment event, as provided in Code Section 409A and the regulations issued thereunder, and the requirement that a payment to a Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) that is made on account of the specified employee’s separation from service (as defined in Treasury Regulation 1.409A-1(h)) shall not be made before the date that is six (6) months after the date of such separation from service.

(f) Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. Any such Award shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Any entitlements to Dividend Equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(h) Other Stock- or Cash-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Any such Award shall be established and construed either to be exempt from the requirements of Section 409A of the Code, or to comply with such requirements.

(i) Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, including Annual Incentive Awards.

(a) Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and subject to the conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant, exercise and/or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and an objectively determinable targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time established. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (A) revenues on a corporate, service-by-service or product-by-product basis; (B) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees, extraordinary or special items or other adjustments; (C) net income or net income per common share (basic or diluted); (D) return on assets, return on investment, return on capital, or return on equity; (E) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (F) economic value created or added; (G) operating margin or profit margin; (H) stock price, dividends or total stockholder return; (I) development of new technologies, (J) raising of equity or debt, (K) successful hiring of key individuals; (L) resolution of significant litigation; and (M) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development, manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant. Measurement of the attainment of performance criteria may exclude, if the Committee so determines, the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items and the cumulative effects of tax or accounting changes.

The Committee may, in its discretion, determine that the amount payable to any Participant as a final Performance Award shall be reduced from the amount of his or her potential Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b).

Payment of such Award shall be made within two and one-half (2½) months following the close of the performance period, unless otherwise specifically provided by the Committee. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. Committee or Board minutes reflecting the extent to which Participants have met applicable performance criteria may constitute such certification.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. The Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to the purchase price of any Award other than an Option or SAR, provided, that no such reduction shall be made, in the case of an Award subject to and intended to comply with the requirements of Section 409A of the Code, except to the extent consistent with Section 409A of the Code.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any acceleration, deferral or other action pursuant to this Section 8(c) shall be consistent with requirements of, or exemption from, Section 409A of the Code.

(d) Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 (or satisfies another exemption under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions with respect to shares delivered under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award.

(e) 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy these rules, and shall be construed accordingly.

9. Change in Control.

(a) Effect of “Change in Control” on Outstanding Awards.  Unless otherwise provided in the relevant grant agreement relating to an Award, or in any other plan or agreement relating to the Award, a Change in Control shall have no impact on any outstanding Award. All Awards that are vested by virtue of a Change in Control shall be paid promptly and, in any event within thirty days, following a Change in Control, unless another time for payment is specified in the Award agreement or other documents governing such Award.

(b) Definition of “Change in Control.” Unless otherwise provided in the relevant grant agreement relating to an Award, a “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) the acquisition by a person or group of the outstanding stock of the Company, which together with the stock held by such person or group, represents more than 50% of the fair market value or total voting power of the stock of the Company (and provided that, if any person or group is considered to own more than 50% of the voting power or fair market value of the stock of the Company, the acquisition of additional stock by that same person or group will not constitute a Change in Control),

(ii) acquisition by a person or group of stock of the Company possessing 35% or more of the voting power of the stock of the Company within a 12-month period ending on the date of the most recent acquisition by such person or group,

(iii) replacement of a majority of the members of the Board of Directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the appointment or election, or

(iv) acquisition by a person or group of 40% or more of the assets of the Company (measured as total gross fair market value) within a 12-month period ending on the date of the most recent acquisition.

To the extent that an Award is subject to, and not exempt from, Section 409A, and the occurrence of a Change of Control will accelerate the payment of such an Award or be a payment trigger, then a Change of Control shall not be deemed to have occurred unless such transaction or occurrence constitutes a change in ownership or effective control or a change in ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) and Treasury regulation Section 1.409A-3(i)(5). With respect to any Award that is subject to Code Section 409A, an event shall constitute a Change of Control with respect to a grantee only if the grantee performs services for the company that has experienced the Change of Control, or the grantee’s relationship to the affected company or Subsidiary otherwise satisfies the requirements of Treasury regulation Section 1.409A-3(i)(5)(ii).

(c) Notwithstanding anything to the contrary in the foregoing and except as otherwise expressly provided by the terms of an Award, if there is a Change in Control, then the Board, or the board of directors of any entity assuming the obligations of the Company, may take any one or more of the following actions as to outstanding Awards in its sole and absolute discretion:

(i) Awards May Be Continued, Assumed or Substituted.  Any surviving entity or acquirer (or the surviving or acquiring entity’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving entity or acquirer (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may assume, continue or substitute some Awards and not others.

(ii) Payment for Awards.  The Board may provide that the holder of an Award may not exercise such Award but will receive a payment, in such form of consideration as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award (including, at the discretion of the Board, any portion of such Award whose vesting is accelerated as provided in (a) above), over (B) the exercise price, if any, payable by such holder. Similarly, with respect to Awards for which there is no exercise price (e.g., RSUs or Restricted Stock), the Board may provide that the holder of such an Award will recieve payment in such form of consideration as may be determined by the Board equal to the value of such Award (including any portion of such Award whose vesting is accelerated as provided in (a) above).

10. General Provisions.

(a) Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation or listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations or listing requirements.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative; provided, that Awards and other rights (other than with respect to Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission); and provided, further, that any such transfer, if permitted, must be a gratuitous transfer. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event of any change affecting the number, class, market price or terms of the Stock by reason of any large, special or non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder in cancellation of an outstanding Option, SAR or other Award with respect to which Stock has not been previously issued. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or other business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. All adjustments pursuant to this Section 10(c) with respect to an Award intended to qualify for an exemption from, or to comply with the requirements of, Section 409A of the Code shall be accomplished in a manner consistent with such intent. To that end, no such adjustment shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation within the meaning of Treas. Reg. Section 1.409A-(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, no adjustment as the result of a change in capitalization shall cause the exercise price to be less than the Fair Market Value of such shares (as adjusted to reflect the change in capitalization) on the date of grant.

(d) Withholding.  The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(e) Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by the Plan by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f) Right of Setoff.  The Company or any Subsidiary may, to the extent permitted by applicable law and to the extent consistent with the requirements of or exemption from Section 409A of the Code, deduct from and set off against any amounts the Company or any Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute, or to provide the means for the grant of Awards that constitute, an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Non-exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Sections 409A and 162(m) of the Code.  All Awards made under the Plan are intended to be exempt from, or to comply with the requirements of, Section 409A of the Code and any regulations or other guidance issued thereunder, and the Plan and such Awards shall be interpreted in a manner consistent with this intent. The Committee shall administer, construe, and interpret each Award in a manner that avoids, to the extent possible, the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code.

It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c) shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Clawback.  The Committee will, to the extent permitted by applicable law, require reimbursement of any incentive-based compensation paid pursuant to the Plan to any named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of an accounting restatement, and (ii) in the Committee’s view the named executive officer engaged in fraud or misconduct that caused or partially caused the need for such restatement. The Company and Committee will, to the extent practical, seek to recover the incentive-based compensation for the relevant period. In addition, the Company will seek to recover from any current or former executive officers (as defined under the Exchange Act), and such executive officers shall reimburse the Company for any incentive-based compensation (including Options) paid to the executive officers pursuant to the Plan (as specified below) where such compensation was predicated upon achieving certain financial results and the Company was required to prepare an accounting restatement of financial results due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, regardless of whether or not the restatement resulted from the executive officer’s misconduct. When applicable, the Company will seek to recover the amount by which the executive officer’s incentive-based compensation for the three year period preceding the date on which the Company was required to prepare the accounting restatement exceeded the lower payment that would have been made based on the restated financial results.

(l) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Award is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. No Award shall be deemed compensation for purposes of computing benefits under any retirement plan or other employee benefit plan of the Company or any Subsidiary.

(o) Severability; Entire Agreement.  If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. In the event that there is a conflict between the terms of an Award agreement and the Plan document, and such conflict cannot be reconciled in such a way that resolves the inconsistency, then the terms of the Plan shall govern.

(p) Plan Effective Date and Termination.  The Plan shall become effective at such time as the stockholders of the Company have approved it by a majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (the “Effective Date”). Upon such approval of the Plan, no further awards shall be granted under any preexisting plan, but any outstanding awards under any preexisting plan shall continue in accordance with their terms. Unless earlier terminated by the action of the Board of Directors, the authority to make new grants under the Plan shall terminate on a date that is ten years after the Effective Date.